Exhibit 3.74

State of Delaware Secretary of State Division of Corporations Delivered 11:55 AM 02/06/2006 FILED 11:56 AM 02/06/2006 SRV 060109701 – 3485921 FILE

CERTIFICATE OF MERGER

of

EGETGOING, INC.

(a Delaware corporation)

and

CRC HEALTH CORPORATION

(a Delaware corporation)

with and into

CRC HEALTH GROUP, INC.

(a Delaware corporation)

UNDER SECTION 251 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned hereby certifies to the following information relating to the merger of eGetgoing, Inc., a Delaware corporation, and CRC Health Corporation, a Delaware corporation, with and into CRC Health Group, Inc., a Delaware corporation (the “Merger”):

FIRST: That the names and states of incorporation of each of the constituent corporations (together, the “Constituent Corporations”) are as follows:

Name	State of Incorporation

eGetgoing, Inc.	Delaware

CRC Health Corporation	Delaware

CRC Health Group, Inc.	Delaware

SECOND: That the Agreement and Plan of Merger dated as of February 6, 2006 (the “Merger Agreement”) by and among the Constituent Corporations and each of the Persons party thereto, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the Delaware General Corporation Law.

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THIRD: That CRC Health Group, Inc. shall survive the Merger and as a result of the Merger shall change its name to “CRC Health Corporation” (the “Surviving Corporation”).

FOURTH: That from and after the effectiveness of the Merger and thereafter until amended as provided by law, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation attached hereto as Exhibit A, duly adopted by the Boards of Directors of the Constituent Corporations pursuant to Sections 242 and 245 of the DGCL and as duly approved by the stockholders of the Constituent Corporations in accordance with Section 251(c) of the DGCL.

FIFTH: That a copy of the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 20400 Stevens Creek Blvd., Suite 600, Cupertino, CA 95014.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SEVENTH: That this Certificate of Merger shall be effective at such time as this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the Constituent Corporations have caused this Certificate of Merger to be signed by the undersigned this 6th day of February, 2006.

CRC HEALTH GROUP, INC., a Delaware corporation

By:	/s/ Pamela Burke
	Name:	Pamela Burke

	Title:	Vice President

EGETGOING, INC., a Delaware corporation

By:	/s/ Pamela Burke
	Name:	Pamela Burke

	Title:	Secretary

CRC HEALTH CORPORATION, a Delaware corporation

By:	/s/ Pamela Burke
	Name:	Pamela Burke

	Title:	Secretary

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Exhibit A to

Certificate of Merger of

eGetgoing, Inc.,

CRC Health Corporation and

CRC Health Group, Inc.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CRC HEALTH CORPORATION

1. The name of this corporation is CRC Health Corporation.

2. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock that this corporation shall have authority to issue is 1,000 shares of Common Stock, $0.001 par value per share. Each share of Common Stock shall be entitled to one vote.

5. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

6. The election of directors need not be by written ballot unless the by-laws shall so require.

7. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

8. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No

Exhibit A to

Certificate of Merger of

eGetgoing, Inc.,

CRC Health Corporation and

CRC Health Group, Inc.

amendment or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

9. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

10. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

11. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.